UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2009

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)
501 Pearl Drive (City of O’Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)
(636) 474-5000 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 16, 2009, MEMC Electronic Materials, Inc., through its subsidiary, MEMC Singapore Pte. Ltd. (the “Company”), entered into Amendment Number 3 to Solar Wafer Supply Agreement (the “Amendment”) with Gintech Energy Corporation (“Gintech”). The Amendment amends the Solar Wafer Supply Agreement between the Company and Gintech, dated October 25, 2006, as amended (the “Agreement”), pursuant to which the Company had agreed to sell solar grade silicon wafers to Gintech over a ten-year period. As amended, aggregate revenues under the Agreement for sales in 2009 and aggregate revenues for sales over the remaining term of the contract remain unchanged, but a volume increase and a price reduction for 2009 have been effectuated. There were no changes to the Agreement’s requirements for security deposits or letters of credit, although the Company and Gintech mutually agreed to extend the time to comply fully with the 2009 letter of credit requirement. In all other respects the Agreement remains in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: February 16, 2009	By:	/s/ Kenneth H. Hannah
Name: Kenneth H. Hannah Title: Senior Vice President and Chief Financial Officer